UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2008

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Shoreway Road, Suite 380, Belmont, California	94002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 551-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2008, the Board of Directors (the “Board”) of IXI Mobile, Inc. (the “Company”) approved Addendum No. 2 (the “Addendum”) to the employment agreement of Gideon Barak, Executive Co-chairman of the Board of the Company. The Addendum modifies Mr. Barak’s existing employment agreement, dated January 1, 2006 (as amended on February 28, 2006). The Addendum provides that, retroactively to April 1, 2008, Mr. Barak’s salary has been reduced by one-third to $140,000 annually and, in consideration therefor, he will be granted 62,420 shares of the Company’s common stock. The Addendum will terminate upon the earlier to occur of (i) March 31, 2009 or (ii) the date of the termination of Mr. Barak’s employment with the Company. As of the date of termination of the Addendum, the terms of Mr. Barak’s employment agreement with the Company, as amended by Addendum No. 1, will be restored.

In addition, the Board approved an increase in the number of shares of Common Stock available for issuance under the Company’s 2003 Israeli Stock Option Plan (as previously amended) by 350,000 to 4,104,291.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI MOBILE, INC.

	By:	/s/ Lihi Segal
Name: Lihi Segal
Dated: July 17, 2008	Title: Chief Financial Officer